SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

TBC Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4770 Hickory Hill Road

Memphis, Tennessee 38141

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

APRIL 30, 2003

To the Stockholders of TBC Corporation:

      The Annual Meeting of Stockholders of TBC Corporation will be held at the Embassy Suites Hotel, 1022 South Shady Grove Road, Memphis, Tennessee, on Wednesday, April 30, 2003, at 9:30 a.m., local time, for the purpose of considering and voting upon:

(1)	Election of three directors to serve for a term of three years.

(2)	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors of the Company has fixed the close of business on March 10, 2003 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders of record entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s offices at the address set forth above. The list will also be available at the Annual Meeting.

      It is important that your shares be represented at the meeting. For that reason we ask that you please mark, date, sign and return the enclosed proxy in the envelope provided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Memphis, Tennessee

March 31, 2003

GENERAL INFORMATION
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Report of the Compensation Committee
The Company’s Cumulative Total Return to Stockholders
THE COMPANY’S INDEPENDENT ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER NOMINATIONS AND OTHER MATTERS
2004 ANNUAL MEETING INFORMATION

4770 Hickory Hill Road

Memphis, Tennessee 38141

PROXY STATEMENT

GENERAL INFORMATION

      This Proxy Statement is furnished to stockholders of TBC Corporation, a Delaware corporation (the “Company”), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on April 30, 2003, and any adjournment thereof. The close of business on March 10, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share entitles the holder thereof to one vote. The Company has one class of shares outstanding, namely Common Stock, of which there were 21,393,089 shares outstanding at the close of business on March 10, 2003.

      All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the stockholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors’ recommendations. A stockholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in writing or in open meeting, but without affecting any vote previously taken.

      An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote is required for approval of all items being submitted to the stockholders for their consideration. Both abstentions and broker non-votes will be included in the determination of the number of shares present for quorum purposes. Under Delaware law, however, abstentions have the effect of a negative vote, but broker non-votes have no impact on the outcome of a vote. With regard to the election of directors, votes may be cast in favor of a nominee or authority to vote may be withheld with respect to any nominee. Votes that are withheld with respect to any nominee have the effect of a negative vote.

      The costs of preparing, assembling and mailing this Proxy Statement and the accompanying proxy are to be borne by the Company. The Company will, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Directors, officers and regular employees of the Company may solicit proxies personally from some stockholders if proxies are not received promptly.

      This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about March 31, 2003.

ELECTION OF DIRECTORS

      The authorized number of directors of the Company is currently fixed at nine. The Board of Directors is divided into three classes, with one class of directors being elected at each Annual Meeting of Stockholders for a term of three years. At the 2003 Annual Meeting, stockholders will elect three directors who will hold office until the 2006 Annual Meeting and until their successors are elected and qualified.

      The nominees of the Board of Directors are Marvin E. Bruce, George W. Bryan, and Lawrence C. Day, each of whom is presently a director and is nominated to succeed himself. Unless directed otherwise, the proxy agents named in the accompanying proxy will vote each proxy for the election of Messrs. Bruce, Bryan, and Day. Should any nominee be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

      The Company’s By-Laws require that a stockholder give advance written notice, within the timeframes set forth in the By-Laws, of the stockholder’s intention to nominate an individual to serve as a director. Since the Company did not receive such a notice from any stockholder, no individual who is not a nominee of the Board of Directors or designated by the Board may be nominated for election as a director at this Annual Meeting. See “Stockholder Nominations and Other Matters.”

      Robert H. Dunlap, a director whose term of office expires at this Annual Meeting, is not standing for re-election. With his retirement from the Board of Directors, Mr. Dunlap ends 33 years of service as a director of the Company.

      Set forth below is certain information concerning each nominee for director and each director whose term of office continues after the 2003 Annual Meeting.

Nominees to be Elected for a Term Expiring in 2006:

      MARVIN E. BRUCE, 74, has been a director of the Company since 1972 and has served as Chairman of the Board of Directors since 1991. Mr. Bruce was the Company’s President from 1972 until 1991 and its Chief Executive Officer from 1973 until his retirement in 1994.

      GEORGE W. BRYAN, 58, has been a director of the Company since April 2002. Mr. Bryan served as President and Chief Executive Officer of Sara Lee Foods from 1998 until his retirement in 2000 and as a Senior Vice President of Sara Lee Corporation between 1983 and 1998. He is also a director of Union Planters Corporation and Buckeye Technologies Inc.

      LAWRENCE C. DAY, 53, has been a director of the Company since 1998. Mr. Day has served as President of the Company since October 1998 and as Chief Executive Officer since October 1999. Mr. Day served as Chief Operating Officer from April 1998, when he joined the Company, until October 1998. Mr. Day was an Executive Vice President of the Company prior to his election as President. From 1995 to 1998, Mr. Day was President and Chief Executive Officer of Monro Muffler Brake, Inc. Prior to joining Monro in 1993, Mr. Day was Vice President of Montgomery Ward’s Auto Express Division. His experience in the tire industry includes 13 years in a series of managerial positions with the Firestone Tire & Rubber Company. Mr. Day is also a director of Lund International Holdings, Inc.

Directors Continuing In Office Until 2005:

      RICHARD A. McSTAY, 66, has been a director of the Company since 1983. Mr. McStay served as the President of Southern Capital Advisors, Inc., a division of Morgan Asset Management and a registered investment advisor, from 1986 until his retirement in 1998. Mr. McStay was also a Managing Director of Morgan Asset Management’s parent company, Morgan Keegan & Company, Inc., a brokerage and investment banking firm.

      DONALD RATAJCZAK, Ph.D., 60, has been a director of the Company since January 2000. Dr. Ratajczak, an economist, has served as Chairman and Chief Executive Officer of BrainWorks Ventures, Inc., a company which provides investment and advisory services for startup technology companies, since May 2000. From 1973 until his retirement in June 2000, Dr. Ratajczak was a professor and the Director of the Economic Forecasting Center at Georgia State University. He is also a director of Crown Crafts, Inc., Regan Holding Corp., and Ruby Tuesday, Inc., and Chairman of the Board of Trustees of CIM High Yield Securities.

      ROBERT R. SCHOEBERL, 67, has been a director of the Company since 1995. Prior to his retirement in 1994, Mr. Schoeberl was an executive with Montgomery Ward & Company. During his 39 years at Montgomery Ward, Mr. Schoeberl held a number of positions, his last being Executive Vice President for Home and Auto. Mr. Schoeberl is also a director of Lund International Holdings, Inc., the Chairman of the Board of Midas, Inc., and a member of the Board of Trustees of Mount Mercy College and The Automotive Foundation.

Directors Continuing In Office Until 2004:

      CHARLES A. LEDSINGER, JR., 53, has been a director of the Company since 1996. Mr. Ledsinger has been the President and Chief Executive Officer of Choice Hotels International, Inc. since August 1998. From April 1998 to August 1998, Mr. Ledsinger served as President and Chief Operating Officer of St. Joe Corporation. From May 1997 until March 1998, he was the Senior Vice President and Chief Financial Officer at St. Joe Corporation. From June 1995 until April 1997, Mr. Ledsinger was the Senior Vice President and Chief Financial Officer of Harrah’s Entertainment, Inc. Prior to 1995, he was the Senior Vice President and Chief Financial Officer of the Promus Companies Incorporated. Mr. Ledsinger is also a director of Choice Hotels International, Inc., FelCor Lodging Trust Incorporated, and Friendly Ice Cream Corporation.

      WILLIAM J. McCARTHY, 66, has been a director of the Company since January 2000. From 1997 until 1999, Mr. McCarthy was Director of Mall Store Marketing for Sears, Roebuck & Co. Mr. McCarthy was an Executive Vice President of the advertising firm of Ogilvy & Mather from 1992 to 1997. Prior to 1992, Mr. McCarthy was President of Marketing and Store Operations for Montgomery Ward & Company.

      RAYMOND E. SCHULTZ, 69, has been a director of the Company since 1998. From 1997 until his retirement in 1998, Mr. Schultz was the Chairman and Chief Executive Officer of Promus Hotel Corporation. From April 1995 until December 1997, Mr. Schultz served as President and Chief Executive Officer of Promus. From 1993 to April 1995, he served as President and Chief Executive Officer of the Hotel Division of the Promus Companies Incorporated, and was the President and Chief Executive Officer of its Hampton Inn/Homewood Suites Hotel Division from 1991 to 1993. Mr. Schultz is also a director of Choice Hotels International, Inc. and Equity Inns, Inc.

Information Concerning the Board of Directors

      The Board of Directors of the Company has established standing audit, compensation, and nominating committees.

      The Audit Committee is comprised of five directors, each of whom is independent, as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. The duties of the Committee (of which Messrs. Bryan, Ledsinger, McCarthy, McStay, and Ratajczak are members) are set forth in a written Charter approved by the Board of Directors. See “Report of the Audit Committee.”

      The Compensation Committee (of which Messrs. Ledsinger, McStay, Schoeberl, and Schultz are members) fixes the compensation of officers of the Company elected by the Board, establishes policies and guidelines in regard to employee compensation in general, and administers the Company’s compensation, stock option, and supplemental retirement plans. See “Report of the Compensation Committee.”

      The Nominating Committee (of which Messrs. McCarthy, McStay, and Schoeberl are members) recommends nominees for election as directors of the Company, identifies and recommends qualified candidates to fill vacancies on the Board, and recommends directors for appointment to the various committees of the Board. Stockholders wishing to recommend individuals for consideration by the Committee may do so by contacting the Secretary of the Company at its principal executive offices.

      In 2002, there were four meetings of the Board of Directors, the Compensation Committee held three meetings, the Audit Committee held six meetings, and the Nominating Committee held no meetings. Each director attended at least 75% of the meetings of the Board and of the committees on which he served, other than Mr. Bryan, whose absences were primarily health-related.

      Each non-employee member of the Board of Directors receives $15,000 per year, payable quarterly, for services as a director, plus $1,000 ($500 in the case of telephonic meetings) for attendance at each meeting of the Board or a committee of the Board of which he is a member. A director may elect to defer receipt of all or a portion of fees payable for service on the Board and any committees of the Board. Interest is accrued on deferred amounts, and payment of deferred amounts commences after the director ceases to be a director. Nonemployee directors are also eligible to participate in the Company’s health insurance plan and may obtain single or family coverage in the plan by reimbursing the Company for the premiums associated with such coverage.

      In addition to the fees described above, pursuant to the 1989 Stock Incentive Plan (the “1989 Plan”), each non-employee director is automatically granted restricted stock on the date of each Annual Meeting of Stockholders. Prior to 2003, the restricted stock granted to each non-employee director had a market value of $5,000 on the date of grant. Beginning on the date of this 2003 Annual Meeting, the market value of restricted stock granted to non-employee directors has been increased to $10,000. The non-employee director may vote the stock and receive dividends, if declared and paid, but may not dispose of the stock until the expiration of a defined restriction period or the earlier lapse of restrictions. Each share of restricted stock is accompanied by four nonqualified stock options, which expire as the associated restricted stock vests. Each option entitles the director to purchase a share of the Company’s Common Stock at a price equal to its fair market value on the date of grant. The options are not exercisable until one year after the date of grant and unless the market price of the Company’s Common Stock has appreciated by a minimum amount calculated in accordance with a formula set forth in the 1989 Plan. If the options are exercised, the associated shares of restricted stock are forfeited. The restricted shares are also forfeited to the Company if the non-employee director ceases to be a director of the Company prior to the end of the restriction period for reasons other than death, retirement, disability, failure to be re-elected, or a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

      Messrs. Ledsinger, McStay, Schoeberl, and Schultz currently serve as members of the Compensation Committee. Messrs. McStay and Schoeberl served as members of the Committee throughout 2002; Messrs. Ledsinger and Schultz were appointed to serve as members of the Committee in April 2002. Prior to April 2002, Messrs. Bruce and Dunlap were members of the Compensation Committee.

      Mr. Bruce was the Company’s Chief Executive Officer until his 1994 retirement. As the Company’s Chairman of the Board, Mr. Bruce continues to participate in the Company’s health insurance plan and is provided coverage under the plan for himself and his wife at the same cost as if he were still an employee of the Company.

      Mr. Dunlap is the Chairman of the Board and sole owner of Dunlap & Kyle Co., Inc., one of the Company’s distributors, and owns a controlling interest in another of the Company’s distributors, Hesselbein Tire Co., Inc. In 2002, purchases by Dunlap & Kyle Co., Inc. and Hesselbein Tire Co., Inc. from the Company amounted to $43,163,000 in the aggregate. In addition, in 2002, American Omni Trading Company, which is owned in part by one of Mr. Dunlap’s adult children, made purchases from and sales to the Company of $286,000 and $549,000, respectively.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer and the Company’s four most highly compensated executive officers other than its Chief Executive Officer for 2002, 2001, and 2000.

					Long Term
					Compensation
	Annual Compensation				Awards

				Other	Restricted	Securities
Name and				Annual	Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus(a)	Compensation	Awards(b)	Options/SARs(c)	Compensation(d)

Lawrence C. Day	2002	$490,275	$485,667	$—	—	74,330	$13,360(e )
President and Chief	2001	438,465	245,935	—	—	119,000	10,200
Executive Officer	2000	400,000	23,760	—	—	81,726	10,200
Thomas W. Garvey	2002	$254,629	$213,430		—	29,310	$8,187
Executive Vice	2001	243,738	107,464	$37,024 (g)	$130,500	54,000	3,400
President and Chief Financial Officer(f)
Kenneth P. Dick	2002	$239,629	$224,099	—	—	27,586	$10,000
President of TBC Private	2001	214,397	104,133	—	—	54,000	6,800
Brands Division	2000	194,385	—	—	—	32,769	6,800
J. Glen Gravatt	2002	$165,000	$125,730	—	—	12,644	$10,000
Senior Vice President Purchasing(h)
William M. Potts	2002	$147,001	$100,813	—	—	11,264	$10,000
Vice President Human Resources(h)

(a)	Represents cash bonuses earned pursuant to the Company’s Management Incentive Compensation Plan or paid at the discretion of the Compensation Committee of the Board of Directors.

(b)	Represents dollar value of restricted shares granted to the named executive. Amounts shown are market values on the date of grant (without reduction to take into account restrictions on the shares). Individuals holding restricted shares receive dividends on them, if declared and paid, to the same extent as other stockholders. Mr. Garvey’s 2001 award was made in January 2002. One-third of the 10,000 shares awarded to Mr. Garvey vests each year, beginning on the first anniversary of the date of grant. At December 31, 2002, the 10,000 restricted shares held by Mr. Garvey had a market value of $120,100. The only other named executive officer who held restricted stock on December 31, 2002 was Mr. Potts, who held 1,666 shares having a market value of $20,009.

(c)	Represents number of shares subject to options granted under the Company’s 1989 Stock Incentive Plan or its 2000 Stock Option Plan. No stock appreciation rights (“SARs”) were granted in 2002, 2001, or 2000.

(d)	Unless other indicated, represents the Company’s contributions for each of the named executive officers under the Company’s 401(k) Savings Plan.

(e)	Includes premiums of $3,360 paid by the Company for term life insurance maintained for the benefit of Mr. Day.

(f)	Mr. Garvey became an executive officer of the Company in January 2001.

(g)	Includes $22,990 paid by the Company to Mr. Garvey or third party service providers for temporary living quarters, moving and storage, and other miscellaneous items relating to Mr. Garvey’s relocation to Memphis. Also includes automobile allowance of $14,034.

(h)	Messrs. Gravatt and Potts became executive officers of the Company in April 2002.

Employment Contracts

      The Company currently has employment agreements with Messrs. Day, Garvey, and Dick. Each agreement has a fixed term; however, it automatically renews for additional three year periods unless notice of nonextension is given by either party at least 120 days prior to the agreement’s then current expiration date. If not automatically extended, the agreement with Mr. Day will expire on September 30, 2005, the agreement with Mr. Garvey will expire on January 18, 2004, and the agreement with Mr. Dick will expire on October 31, 2003.

      Pursuant to their employment agreements, Messrs. Day, Garvey, and Dick currently receive annual base salaries of $505,760, $264,300, and $240,000, respectively, which are subject to such increases as may be authorized by the Board of Directors. Each may also elect to defer payment of all or any part of his compensation.

      In the event the employee dies or becomes disabled, payment of his annual base salary will continue for a twelve-month period, in the case of Mr. Day, and for a six-month period in the case of Messrs. Garvey and Dick. Under all three employment agreements, the Company is entitled to terminate the executive’s employment without cause. In that event, the Company is obligated to continue to pay Mr. Day his monthly salary, plus a monthly payment equal to one-twelfth of the average annual amount of any annual and long term incentive awards earned by him with respect to specified preceding fiscal years of the Company, for the longer of the remaining term of the agreement or twenty-four months. If the Company terminates the employment of Messrs. Garvey or Dick without cause, the Company is obligated to continue to pay Mr. Garvey his monthly salary for fifteen months and to pay Mr. Dick his monthly salary for twelve months.

      In the event that employment is terminated by the Company or the employee within certain specified periods after a change in control of the Company, including as a result of death or disability, the employment agreements of Messrs. Day, Garvey, and Dick provide that the terminated executive will continue to receive his monthly salary for the longer of (a) the remaining term of the agreement or (b) a three-year period in the case of Mr. Day, a fifteen-month period in the case of Mr. Garvey, or a one-year period in the case of Mr. Dick. During his salary continuation period, Mr. Day is entitled to receive an additional monthly payment equal to one-twelfth of the average annual amount of incentive awards earned by him with respect to specified preceding fiscal years of the Company under any annual incentive compensation plan of the Company. During each of the first twelve months of his salary continuation period, Mr. Day is also entitled to receive one-twelfth of the average annual amount of incentive awards earned by him with respect to specified preceding fiscal years of the Company under any long term incentive plan of the Company. During the period of their salary continuation, Messrs. Garvey and Dick are entitled to an additional monthly payment equal to one-twelfth of the average annual amount of any annual and long term incentive awards earned by them with respect to specified preceding fiscal years of the Company.

      Under the agreements, a “change in control” means any change that would be required to be disclosed under federal proxy rules and includes an acquisition of 30% or more of the Company’s Common Stock, a change in the composition of a majority of the Board of Directors, a merger or consolidation in which the Company is not the surviving entity, and a sale of substantially all of the Company’s assets.

      As additional consideration to induce Mr. Day to remain in the employment of the Company, his employment agreement provides that he is entitled to a lump sum payment based upon the number of years he is an employee of the Company prior to termination of his employment. Prior to December 31, 2005, no lump sum payment is due if Mr. Day’s employment is terminated. If Mr. Day’s employment is terminated on or after December 31 of any year beginning with 2005, Mr. Day is entitled to receive a lump sum payment, the amount of which increases in specified increments each year, from $150,000 (in the case of a termination on or after December 31, 2005), to $1,500,000 (in the case of a termination on or after December 31, 2015). Except in the case of a termination of Mr. Day’s employment by the Company for cause, the lump sum payment is due to Mr. Day in all cases, regardless of the reason for termination, and is in addition to any other payments to which Mr. Day is entitled as a result of termination of employment.

      The employment agreement of Mr. Day also provides that he is entitled to certain supplemental retirement benefits. See “Retirement Benefits; Certain Retirement Matters.”

Option/SAR Grants Table

      The following table sets forth information concerning options to purchase shares of the Company’s Common Stock which were granted during the year ended December 31, 2002 to each of the Company’s executive officers named in the table. No stock appreciation rights (“SARs”) were granted in 2002.

      The table shows, among other things, hypothetical potential gains from stock options granted in 2002. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the price of the Company’s Common Stock over the ten year life of the options. The assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance and prospects. For example, in the case of the stock options granted in January 2002, if the Company’s Common Stock achieves a 5% annual growth rate, its price would increase by 63% from $13.05 (the option price and the market value of the Company’s Common Stock on the date when the options were granted) to $21.26 at the end of the ten year option term. If the Company’s Common Stock achieves a 10% annual growth rate, its price would increase by 159% from $13.05 to $33.85 during the same period.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price
					Appreciation for
Individual Grants(a)					Option Term

	No. of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise
	Options/SARs	Employees in	Price Per	Expiration
Name	Granted	2002	Share	Date	5%	10%

Lawrence C. Day	74,330	13.8%	$13.05	01/05/12	$610,249	$1,546,064
Thomas W. Garvey	29,310	5.4	13.05	01/05/12	240,635	609,648
Kenneth P. Dick	27,586	5.1	13.05	01/05/12	226,481	573,789
J. Glen Gravatt	12,644	2.3	13.05	01/04/12	103,807	262,995
William M. Potts	11,264	2.1	13.05	01/04/12	92,477	235,291

(a)	In general, options are not exercisable for the first twelve months following the date of grant. Options vest in equal annual installments over the next three years, becoming exercisable for one-third of the underlying Common Stock on the first anniversary of the date of grant and for an additional one-third of the underlying Common Stock on each of the second and third anniversaries of the date of grant. The options granted to Messrs. Day, Garvey, and Dick include a reload feature.

Option/SAR Exercises and Year-End Value Table

      The following table sets forth, for each of the named executive officers, aggregated information concerning stock options exercised during 2002 and the number and value of outstanding stock options at December 31, 2002. No stock appreciation rights were outstanding at December 31, 2002.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options		In-the-Money Options
	Number of Shares		at December 31, 2002		at December 31, 2002(b)
	Acquired on	Value
Name	Exercise	Realized(a)	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence C. Day	–0–	–0–	229,149	189,603	$871,460	$575,354
Thomas W. Garvey	–0–	–0–	18,000	65,310	95,456	190,909
Kenneth P. Dick	36,924	$253,147	63,451	84,354	262,965	283,439
J. Glen Gravatt	–0–	–0–	59,348	40,700	267,067	168,131
William M. Potts	–0–	–0–	18,516	31,601	103,522	112,477

(a)	Represents the market value of the shares on the date of exercise, less the aggregate exercise price.

(b)	Represents the market value of the stock options on December 31, 2002, less the aggregate exercise price.

Long Term Incentive Plans — Awards In Last Fiscal Year

      The Board of Directors of the Company approved the TBC Corporation Long Term Incentive Plan (the “LTIP”) in January 2002. The LTIP provides cash payments to designated participants based upon performance measures approved by the Board for each two year performance cycle under the LTIP. The first performance cycle covers 2002 and 2003. See “Report of the Compensation Committee.”

      The following table sets forth information concerning participation by the named executive officers in the LTIP for the first two year cycle under the LTIP. Awards for the 2002-2003 cycle will be paid based on growth in earnings per share of the Company’s Common Stock and growth in the market price of the Company’s Common Stock.

	No. of	Performance
	Shares,	or Other	Estimated Future Payouts
	Units or	Period Until	Under the LTIP
	Other	Maturation
Name	Rights(a)	or Payout	Threshold	Target and Maximum

Lawrence C. Day	75%	2002-03	$3,638	$363,750
Thomas W. Garvey	50	2002-03	1,275	127,500
Kenneth P. Dick	50	2002-03	1,200	120,000
J. Glen Gravatt	35	2002-03	578	57,750
William M. Potts	35	2002-03	515	51,450

(a)	Stated as a percentage of base salary on January 1, 2002 which may be earned if target objectives are achieved.

Retirement Benefits; Certain Retirement Matters

      The Company’s noncontributory, tax-qualified, defined benefit retirement plan (the “Retirement Plan”) provides retirement benefits for eligible employees hired before January 1, 1997. Prior to 2002, the Company made annual discretionary contributions to its 401(k) Savings Plan (the “401(k) Plan”) for the benefit of eligible employees hired on or after January 1, 1997. The Company amended the Retirement Plan in October 2001 to freeze accrued benefits and years of credited service as of December 31, 2001 and, in 2002, discontinued its practice of making annual discretionary contributions to the 401(k) Plan for the benefit of eligible employees hired on or after January 1, 1997.

      The Company maintains two unfunded supplemental retirement plans (the “Supplemental Plans”), in which employees designated by the Compensation Committee of the Board of Directors may participate. One of the Supplemental Plans is designed to provide additional retirement benefits to designated employees who participate in the Retirement Plan. The other Supplemental Plan is designed to provide additional retirement benefits to designated employees who are not eligible to participate in the Retirement Plan and takes into account the value of any discretionary 401(k) Plan contributions made by the Company for the benefit of such employees.

      Benefits under the Retirement Plan and both Supplemental Plans and any discretionary 401(k) Plan contribution made by the Company are forfeited if a participant’s employment with the Company is terminated for any reason before the participant has five years of service.

      In the columns captioned “Group 1,” the following table shows the estimated aggregate annual retirement benefits payable to participants in both the Retirement Plan and its companion Supplemental Plan. The columns captioned “Group 2” show the estimated aggregate annual retirement benefits payable to participants in the second Supplemental Plan and include the value of any discretionary 401(k) Plan contributions which the Company has made or may in the future make on behalf of these participants. Amounts shown are annual benefits, payable as a straight life annuity beginning at normal retirement (age 65), at selected compensation levels after various years of service, and are not subject to reduction for Social Security benefits.

PENSION PLAN TABLE

	Years of Service

	15 Yrs.		20 Yrs.		25 Yrs. or More

Remuneration	Group 1	Group 2	Group 1	Group 2	Group 1	Group 2

$ 100,000	$36,000	$24,000	$48,000	$32,000	$60,000	$40,000
200,000	72,000	48,000	96,000	64,000	120,000	80,000
300,000	108,000	72,000	144,000	96,000	180,000	120,000
400,000	144,000	96,000	192,000	128,000	240,000	160,000
500,000	180,000	120,000	240,000	160,000	300,000	200,000
600,000	216,000	144,000	288,000	192,000	360,000	240,000
700,000	252,000	168,000	336,000	224,000	420,000	280,000
800,000	288,000	192,000	384,000	256,000	480,000	320,000
900,000	324,000	216,000	432,000	288,000	540,000	360,000
1,000,000	360,000	240,000	480,000	320,000	600,000	400,000
1,100,000	396,000	264,000	528,000	352,000	660,000	440,000
1,200,000	432,000	288,000	576,000	384,000	720,000	480,000

      For those executives participating in a Supplemental Plan, aggregate retirement benefits are payable based upon, and the “Remuneration” column in the Pension Plan Table refers to, the executive’s average annual compensation for the three highest consecutive years during the last ten years of employment with the Company. Compensation includes all salary, incentive compensation, deferred compensation, grants of restricted stock, and grants of stock options to the extent that fair market value on the date of grant exceeds the option price. In the case of each executive officer named in the Summary Compensation Table who participates in a Supplemental Plan, covered compensation includes amounts listed as salary, bonus, and restricted stock awards (if any) in the Summary Compensation Table.

      Because he was hired after January 1, 1997, Mr. Day participates in the second Supplemental Plan and was eligible to participate in the annual discretionary contributions the Company made to the 401(k) Plan prior to 2002. For purposes of his retirement benefits, Mr. Day has six years of credited service. Pursuant to his employment agreement with the Company, Mr. Day will be credited with 1.6 years of service for the twelve-month period ending March 31, 2003 and for each full twelve-month period of his employment thereafter, up to a maximum of 25 years of service. In addition, Mr. Day’s employment agreement provides that he will be fully vested in the second Supplemental Plan if a change in control of the Company occurs, credits 1.6 years of service for each twelve-month period during which Mr. Day receives severance benefits following a change in control and, if he is not then 55, calculates benefits under the Plan as if he were 55 years old.

      Messrs. Garvey and Potts are not participants in the Retirement Plan or either Supplemental Plan. Mr. Dick participates in both the Retirement Plan and its companion Supplemental Plan and has 30 years of service for purposes of the Plans.

      Mr. Gravatt participates only in the Retirement Plan. Benefits under the Retirement Plan are payable based upon years of credited service and average annual compensation for the five highest consecutive years in the last ten years of employment. For purposes of the Retirement Plan, Mr. Gravatt’s compensation includes amounts shown as salary, bonus, and restricted stock (if any) for him in the Summary Compensation Table, and he has 17.3 years of credited service under the Plan. Based upon covered compensation paid through December 31, 2001 (the date benefits were frozen), Mr. Gravatt’s estimated annual benefit under the Retirement Plan at normal retirement age is $39,819, when stated as a straight life annuity amount and assuming no further years of credited service after December 31, 2001.

Report of the Compensation Committee

To the Stockholders of TBC Corporation:

      The Compensation Committee is providing this report to you to explain the Committee’s responsibilities, the Company’s compensation policies and practices with respect to its executives, and the 2002 compensation of the Company’s Chief Executive Officer.

      Authority of the Committee. Consistent with resolutions adopted by the Company’s Board of Directors, the Charter of the Compensation Committee provides that the Committee has all the power and authority of the Board of Directors to fix the compensation of executive officers of the Company, to determine compensation guidelines for the entire Company, and to administer the Company’s compensation and stock option plans other than its Retirement Plan and its 401(k) Savings Plan. Grants of stock options and restricted shares to the Company’s executive officers in 2002 were made by the Company’s Board of Directors, after considering any recommendations from the Committee.

      Executive Compensation Policies and Implementation. The Company’s pay philosophy is that the compensation of the Company’s executives and key employees should be designed to promote achievement of the Company’s business, financial, and stockholder return objectives; to align the interests of the Company’s executives and key employees with those of stockholders; to provide pay that is externally competitive and internally equitable, which will allow TBC to attract, retain, and motivate the executives and key employees necessary to accomplish its business objectives; and to reward exceptional performance.

      During 2001, the Compensation Committee retained Strategic Executive Actions, an independent compensation consulting firm, to conduct a comprehensive executive compensation study for the Company. The Committee commissioned the study (the “2001 Study”) to obtain an up-to-date competitive pay analysis and evaluation of the Company’s executive compensation policies and practices, the last such study having been completed in 1996.

      Based upon the 2001 Study, the Committee implemented various changes in the Company’s compensation policies during 2001 and 2002.

      Prior to 2002, the key components of the compensation packages of the Company’s executive officers were annual salary, annual bonuses dependent upon Company performance, and long term, stock-based incentives. In 2002, based upon the recommendations set forth in the 2001 Study and made by the Compensation Committee, the Board of Directors of the Company added a long term, cash-based incentive plan to the compensation packages of the Company’s CEO and the other executive officers named in the Summary Compensation Table which accompanies this Report.

      The Company’s executive officers also receive health, accident, life insurance, retirement, and other personal benefits typically offered to executives by other public corporations.

      Employment Agreements and Salary. Historically, the Company has entered into employment agreements with its senior executive officers. During 2002, the Company had employment agreements in place with

Messrs. Day, Garvey, and Dick. See “Employment Contracts” and “Retirement Benefits; Certain Retirement Matters” for a description of these agreements.

      The employment agreements fix each executive’s minimum annual salary, subject to increase by the Compensation Committee. The Committee’s practice has been to review the salaries provided for in the employment agreements of its senior executive officers, as well as the salaries of the Company’s other officers, once a year. The recommendations of the Company’s Chief Executive Officer as to the salaries of the Company’s officers (other than himself) are solicited and discussed in connection with this annual salary review.

      In January 2002, the Compensation Committee reviewed Mr. Day’s performance as Chief Executive Officer. In view of the Committee’s continuing satisfaction with Mr. Day’s performance of his responsibilities, the Committee decided to increase Mr. Day’s salary from $440,000 to $485,000.

      In connection with the renewal of Mr. Day’s employment agreement for an additional three year term, Mr. Day’s employment agreement was amended and restated effective September 1, 2002. At the request of Mr. Day, the Committee agreed to provide an additional $1.0 million of term life insurance to Mr. Day at the Company’s expense, to discontinue his automobile allowance and add the amount of the allowance to his base salary (thereby increasing his salary to $505,760), and to increase Mr. Day’s severance benefits from a minimum of eighteen months to a minimum of twenty-four months in the event the Company terminates his employment without cause. The amended and restated agreement places additional noncompetition restrictions on Mr. Day and provides for the lump-sum payment to Mr. Day of a “stay put” bonus which increases the longer he remains in the employment of the Company. See “Employment Contracts” for a more complete discussion of Mr. Day’s employment agreement.

      Incentive Plan Awards. The Company’s Management Incentive Compensation Plan (the “Incentive Plan”) provides the framework for the grant of annual bonuses to the Company’s executive officers and key employees. Participants in the Incentive Plan are designated annually. Under the Incentive Plan, the Committee establishes levels to which participants are assigned and a targeted incentive award (stated as a percentage of base salary) applicable to each level.

      In the case of the Company’s executive officers, incentive awards are payable based upon performance measures established for each participant by the Committee. The Committee approves a threshold, target, and maximum performance objective for each performance measure. No payment with respect to a performance measure is made if performance is below the threshold performance objective established for that performance measure. If the target performance objective is reached, the participant is entitled to receive 100% of the incentive award attributable to that performance measure. If the maximum performance objective is reached, the participant receives 200% of the award attributable to that performance measure. If the maximum performance objectives for all performance measures are reached, a participant will receive an incentive award equal to 200% of his or her targeted award.

      Under the Incentive Plan, no participant may receive more than 200% of his or her targeted incentive award. Awards are subject to reduction or cancellation by the Committee on the basis of a participant’s individual performance or in the event of conduct by a participant detrimental to the Company. Awards are payable in cash.

      All of the Company’s executive officers participated in the Incentive Plan in 2002. The 2001 Study recommended that the targeted incentive awards for the Company’s Chief Executive Officer and other executive officers be increased to higher percentages of their base salaries. In accordance with the recommendations of the 2001 Study, the Committee established a 2002 targeted incentive award for Mr. Day of 65% of his base salary if the target objectives for all performance measures were achieved, the targeted incentive awards of Messrs. Garvey and Dick were set at 55% of base salary, and the targeted incentive awards of Messrs. Gravatt and Potts were set at 50% and 45% of base salary, respectively.

      For 2002, the Committee established adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) and cash from operations as performance measures applicable to Mr. Day. Based upon the Company’s results, Mr. Day earned an award of $485,667 under the Incentive Plan for 2002.

      Stock Options. In August 2001, the Compensation Committee adopted a Stock Option Issuance Policy which includes the guidelines suggested in the 2001 Study for determining the number of shares for which options would be granted to executive officers and other key employees on an annual basis. The stock option guidelines are stated as a percentage of base salary. In the case of the Company’s Chief Executive Officer and any other participant whose base salary is over $300,000, the guidelines indicate that the face value of options granted on an annual basis should equal 200% of base salary. Under the Policy, the Committee has the discretion to rescind the guidelines at any time.

      The Company’s Board of Directors granted stock options to executive officers in January 2002, with the number of shares subject to each option being based upon the guidelines set forth in the Stock Option Issuance Policy and the recommendations of the Committee. In the case of Mr. Day, the Board granted him an option to purchase 74,330 shares of the Company’s Common Stock at $13.05 per share (which was the closing price of the Company’s Common Stock on the date of grant). The options granted to Mr. Day and the Company’s other executive officers in January 2002 were made under the Company’s 2000 Stock Option Plan and, in the case of the options granted to Messrs. Day, Garvey, and Dick, included a reload feature.

      The Stock Option Issuance Policy also includes guidelines for the face value of shares which executives should own in order to be eligible for future grants of stock options. The stock ownership guidelines, which are applicable to the Company’s Chief Executive Officer, the other named executives included in the Summary Compensation Table, and all Presidents of operating subsidiaries, are stated as a percentage of base salary and are subject to a five year phase-in. In the case of the Company’s Chief Executive Officer, the ownership guidelines specify that he should own shares of TBC Common Stock having a face value equal to at least 200% of his base salary. Shares subject to stock options do not satisfy the ownership guidelines until the options are exercised.

      Long Term Incentives. The 2001 Study also recommended that the Company establish a long term incentive plan for key executives. In accordance with the Study’s recommendations, during 2001, the Committee developed the TBC Corporation Long Term Incentive Plan (the “LTIP”). The LTIP was approved by the Board of Directors and went into effect for the year beginning January 1, 2002.

      Awards under the LTIP are based upon the Company’s performance over a period of two consecutive years (a “plan cycle”) in areas that may be more appropriate to measure over a longer period than the one year period applicable to awards under the Incentive Plan. While the Compensation Committee makes recommendations with respect to the LTIP, it is the Board of Directors of the Company which designates the individuals who are participants in the LTIP for any plan cycle and establishes the performance measures that are applicable for that plan cycle, as well as the threshold level of performance that must be achieved to receive any payment under the LTIP and the level of performance that must be achieved to receive the targeted incentive award under the LTIP. Targeted incentive awards are set as a percentage of each participant’s salary at the beginning of the plan cycle and are payable in cash.

      The Board of Directors designated the Company’s Chief Executive Officer, each of the other named executive officers set forth in the Summary Compensation Table, and all Presidents of operating subsidiaries as participants in the LTIP for the 2002-2003 plan cycle. Mr. Day’s targeted award for this plan cycle was fixed at 75% of his base salary on January 1, 2002. See “Long Term Incentive Plans — Awards in the Last Fiscal Year” for information as to the performance measures and the threshold and targeted awards established for the 2002-2003 plan cycle for the Company’s Chief Executive Officer and the four other named executive officers of the Company.

      Section 162(m) Limitations. Because of Section 162(m) of the Internal Revenue Code (which limits the Company’s ability to deduct compensation in excess of $1.0 million paid to certain executive officers), both the Incentive Plan and the LTIP contain provisions which require the Company to delay the payment of any portion of an incentive award which would not be deductible by the Company due to Section 162(m). Both Plans require that the Company pay any such delayed portion as promptly as possible after the Committee determines that the payment would then be deductible. Until it is paid, any portion so delayed bears interest at a rate per annum based upon the Standard & Poor’s Corporate and Government Bond Yield Index.

      Except as indicated in the preceding paragraph, the Committee has not discussed the establishment of any policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m).

THE COMPENSATION COMMITTEE
Robert R. Schoeberl, Chairman
Charles A. Ledsinger, Jr.
Richard A. McStay
Raymond E. Schultz

The Company’s Cumulative Total Return to Stockholders

      The graph which follows compares the Company’s cumulative total return to stockholders for the five year period ended December 31, 2002, with the cumulative total return of the Standard & Poor’s SmallCap 600 Index and the Standard & Poor’s 500 Auto Parts and Equipment Index for such five year period. The graph assumes that $100 was invested on December 31, 1997 in the Company’s Common Stock and in each of the two indexes and that dividends were reinvested.

		INDEXED RETURNS
		Years Ending
	Base
	Period
Company/Index	1997	1998	1999	2000	2001	2002

TBC CORPORATION	100	74.51	65.36	47.71	140.03	125.60
S&P SMALLCAP 600 INDEX	100	98.69	110.94	124.03	132.13	112.80
S&P 500 AUTO PARTS & EQUIPMENT	100	103.34	81.15	62.09	74.84	67.26

THE COMPANY’S INDEPENDENT ACCOUNTANTS

      The Company’s Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2003.

      PricewaterhouseCoopers LLP has served as the Company’s independent accountants for more than twenty years. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Company for the fiscal year ended December 31, 2002, by category of service, were as follows:

Audit Fees	$405,000
Financial Information Systems Design and Implementation Fees	–0–
All Other Fees	$318,000

      The Audit Committee of the Board of Directors considered whether the provision of nonaudit services by PricewaterhouseCoopers LLP during 2002 was compatible with maintaining that firm’s independence and, based upon PricewaterhouseCoopers’ written statement regarding these services and discussions with them, determined that such services did not compromise the accountants’ independence.

      The Company anticipates that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Stockholders to respond to questions and to make a statement if the representative desires to do so.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The specific duties and responsibilities of the Audit Committee are set forth in its Charter.

      The Company’s management has the primary responsibility for the financial statements and the financial reporting practices of the Company, including the Company’s systems of internal controls. The Company’s independent accountants are responsible for examining the Company’s financial statements.

      The Committee meets periodically with the Company’s independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In addition, during the year ended December 31, 2002, the Audit Committee met with the Company’s Chief Financial Officer and its independent accountants to discuss the interim financial information contained in each quarterly earnings announcement prior to its public release.

      As part of its oversight responsibilities, the Audit Committee obtained from the independent accountants a written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the accountants any relationships that may impact their objectivity.

      The Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2002 with the Company’s management and with its independent accountants. In addition, the Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

      Based upon such review and discussions, the Audit Committee approved the audited financial statements and recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Charles A. Ledsinger, Jr., Chairman
George W. Bryan
William J. McCarthy
Richard A. McStay
Donald Ratajczak

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

      The following table sets forth information as of December 31, 2002 with respect to the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each executive officer of the Company named in the Summary Compensation Table, all directors and executive officers of the Company as a group, and each other person known by the Company to be the beneficial owner of 5% or more of the Company’s outstanding shares.

      For purposes of this table, a person is considered to beneficially own any shares if the person, directly or indirectly, has (or has the right to acquire within 60 days after December 31, 2002) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. In the case of shares listed as being beneficially owned by an individual and a corporation, the individual may be deemed to share beneficial ownership of such shares, which are held of record by the corporation, because of the individual’s relationship with the corporation. In the case of shares listed as being beneficially owned only by an individual, voting power and investment power are exercised solely by the named individual or are shared by such individual and his spouse or children. Individuals holding restricted shares may vote them and receive dividends, but may not dispose of the restricted shares until the applicable restriction period expires.

      Non-employee directors of the Company hold restricted stock and tandem options granted under the Company’s 1989 Stock Incentive Plan. See “Information Concerning the Board of Directors.” For purposes of this table, shares subject to tandem options granted to non-employee directors are included as being beneficially owned by them if the options were exercisable on December 31, 2002 or within 60 days thereafter and restricted shares granted to non-employee directors are included only if the tandem options associated with such restricted shares were not then exercisable.

	Number of Shares,
	Including Option
	Shares, Beneficially
	Owned as of		Percent
Name	December 31, 2002		of Class (a)

Marvin E. Bruce	1,644,693	(b)	7.7%
George W. Bryan	350	(c)	(d)
Lawrence C. Day	369,315	(e)	1.7
Kenneth P. Dick	140,338	(f)	(d)
Robert H. Dunlap and Dunlap & Kyle Co., Inc.	46,962	(g)	(d)
Thomas W. Garvey	49,437	(h)	(d)
J. Glen Gravatt	97,006	(i)	(d)
Charles A. Ledsinger, Jr.	12,636	(g)	(d)
William J. McCarthy	6,766	(j)	(d)
Richard A. McStay	33,002	(g)	(d)
William M. Potts	36,944	(k)	(d)
Donald Ratajczak	11,766	(j)	(d)
Robert R. Schoeberl	21,112	(g)	(d)
Raymond E. Schultz	40,655	(g)	(d)
Directors and Executive Officers as a Group (15 persons)	2,577,641	(l)	11.7
FMR Corp.	2,121,332	(m)	10.0
Dimensional Fund Advisors Inc.	1,649,369	(n)	7.7
T. Rowe Price Associates, Inc.	2,123,000	(o)	10.0

(a)	Percentages are calculated based upon the number of shares of Common Stock outstanding on December 31, 2002 plus the number of shares subject to outstanding options held by the named individual or group, as the case may be, and exercisable within 60 days thereafter.

(b)	Includes 39,216 shares subject to outstanding options and 531 restricted shares. Mr. Bruce’s mailing address is: TBC Corporation, 4770 Hickory Hill Road, Memphis, Tennessee 38141.

(c)	Represents restricted shares.

(d)	Represents less than one percent of the outstanding shares of Common Stock of the Company.

(e)	Includes 309,865 shares subject to outstanding options.

(f)	Includes 103,414 shares subject to outstanding options.

(g)	Includes 8,288 shares subject to outstanding options and 531 restricted shares.

(h)	Represents 39,437 shares subject to the outstanding options and 10,000 restricted shares.

(i)	Includes 81,619 shares subject to outstanding options.

(j)	Includes 6,416 shares subject to outstanding options and 350 restricted shares.

(k)	Includes 32,609 shares subject to outstanding options and 1,666 restricted shares.

(l)	Includes 718,127 shares subject to outstanding options and 15,902 restricted shares.

(m)	As of December 31, 2002, Fidelity Low Priced Stock Fund (the “Fidelity Fund”) owned 2,121,332 shares of the Company’s Common Stock. FMR Corp.’s wholly-owned subsidiary, Fidelity Management & Research Company (“Fidelity Management”), acts as investment adviser to the Fidelity Fund with respect to these shares. Fidelity Management votes the shares under written guidelines established by the Fidelity Fund’s Board of Trustees, which has sole power to vote or to direct the voting of the shares. FMR Corp., Fidelity Management, the Fidelity Fund, and FMR’s controlling shareholders (collectively, “Fidelity”) together have the sole power to dispose or to direct the disposition of these shares. Fidelity’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(n)	Dimensional Fund Advisors Inc. (“Dimensional”), furnishes investment advice to four registered investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts. As of December 31, 2002, these investment companies, trusts, and accounts (collectively, the “Funds”) owned 1,649,369 shares of the Company’s Common Stock. As the investment adviser and investment manager to the Funds, Dimensional possessed sole power to vote or direct the voting and to dispose or direct the disposition of these shares. For purposes of the reporting requirements of federal securities laws, Dimensional is deemed to be beneficial owner of these shares; however, Dimensional expressly disclaims beneficial ownership. Dimensional’s address is 1299 Ocean Avenue, Santa Monica, California 90401.

(o)	These shares are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc. (the “Price Fund”), which owned 1,402,300 shares. T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with respect to these and other shares. The Price Fund had sole power to vote or to direct the voting of the 1,402,300 shares, and Price Associates had sole power to dispose or to direct the disposition of these shares. Price Associates also had sole power to dispose or to direct the disposition of an additional 720,700 shares and sole power to vote or to direct the voting of 632,800 of these shares. For purposes of the reporting requirements of federal securities laws, Price Associates is deemed to be a beneficial owner of the 1,402,300 shares; however, Price Associates expressly disclaims beneficial ownership. The business address of the two companies is 100 E. Pratt Street, Baltimore, Maryland 21202.

      The information set forth above concerning Fidelity, Dimensional, Price Associates, and the Price Fund is based upon filings made by them with the Securities and Exchange Commission. Each has represented that the shares of the Company’s Common Stock which it is deemed to beneficially own were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Federal securities laws require the Company’s directors and officers and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely upon the Company’s review of the copies of these reports received by it and written representations that no other reports were required to be filed, the Company believes that all filing requirements applicable to its directors, officers, and greater than 10% stockholders were met on a timely basis with respect to its fiscal year ended December 31, 2002.

STOCKHOLDER NOMINATIONS AND OTHER MATTERS

      Pursuant to the Company’s By-Laws, at any annual or special meeting of stockholders, only such business may be conducted as has been specified in the notice of the meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder who has given timely written notice to the Company’s Secretary of the stockholder’s intention to bring such business before the meeting. The By-Laws also provide that a person will be eligible for election as a director only if he or she is nominated by or at the direction of the Board of Directors, its Nominating Committee, or a stockholder who has given timely written notice to the Secretary of the Company of the stockholder’s intention to nominate the individual for election as a director.

      To be timely, notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 days nor more than 90 days prior to the meeting (or, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given, such notice must be given no later than the close of business on the 15th day following the date of mailing of the notice of meeting or the date such public disclosure was made, whichever is first).

      A stockholder’s notice of intention to bring any matter before a meeting must contain a brief description of the business desired to be brought and certain information concerning the stockholder. Notice of intention to nominate any individual to serve as a director must contain certain information about the proposed nominee and about the stockholder who intends to make the nomination. The specific requirements of the notices are set forth in Article II, Section 7 of the By-Laws, a copy of which will be provided to any stockholder upon request.

      Since no notices were received from stockholders relating to any business or nominee to be brought before this year’s Annual Meeting of Stockholders, only those nominees of the Board of Directors described in this Proxy Statement or otherwise nominated by or at the direction of the Board of Directors will be eligible for election as directors at this Annual Meeting. In addition, the only items of business which will be brought before the meeting will be such other business, if any, as the Board may hereafter direct. At the date of the mailing of this Proxy Statement, the Board of Directors knows of no other business that will be brought before the meeting, but it is intended that, as to any such other matter or business, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.

2004 ANNUAL MEETING INFORMATION

      The 2004 Annual Meeting of Stockholders will be held on Wednesday, April 28, 2004. Under the rules of the Securities and Exchange Commission, in order to be included in the Company’s proxy statement and form of proxy for the 2004 Annual Meeting of Stockholders, stockholder proposals must be received by the Company, at 4770 Hickory Hill Road, Memphis, Tennessee 38141, Attention: Secretary, on or before December 1, 2003. In addition, in accordance with Article II, Section 7 of the Company’s By-Laws, stockholders wishing to bring any matter before the 2004 Annual Meeting of Stockholders or to nominate any individual for election as a director at the 2004 Annual Meeting, must give written notice thereof to the Company during the period between January 29 and February 12, 2004 in order to be eligible for consideration at the 2004 Annual Meeting. See “Stockholder Nominations and Other Matters.”

DETACH HERE	ZTBC42

PROXY

TBC CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

April 30, 2003

Solicited on Behalf of the Board of Directors of the Company

     The undersigned holder(s) of Common Stock of TBC Corporation, a Delaware corporation (the “Company”), hereby appoint(s) Marvin E. Bruce and Lawrence C. Day, and each or either of them, attorneys and proxies of the undersigned, with power of substitution, to vote all of the Common Stock which the undersigned is(are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 1022 South Shady Grove Road, Memphis, Tennessee, on Wednesday, April 30, 2003, at 9:30 a.m., local time, and at any adjournment thereof.

A VOTE “FOR” PROPOSAL 1 AND GRANTING THE PROXIES DISCRETIONARY AUTHORITY IS RECOMMENDED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE

SIDE		SIDE

TBC CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTBC41

☒	Please mark

votes as in

this example.

1.	Election of Directors.

	Nominees:	(01) Marvin E. Bruce

(02) George W. Bryan

(03) Lawrence C. Day

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

FOR ALL NOMINEES EXCEPT	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.

		GRANT AUTHORITY	WITHHOLD AUTHORITY

2.	In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.	☐	☐

The undersigned acknowledges receipt of the Notice & Proxy Statement for the 2003 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2002.

Stockholders should date this proxy and sign below exactly as name appears at left. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature:	Date:	Signature:	Date: